Exhibit 99.16

TIG Settlement

SETTLEMENT AGREEMENT
This Settlement Agreement (the “Agreement”) is made and entered into as of the Execution Date between and among the Congoleum Parties (as defined), the Committee (as defined), the Claimants’ Representatives (as defined) and the TIG Parties (as defined).
RECITALS
WHEREAS, the TIG Parties issued or allegedly issued certain excess liability insurance policies to the Congoleum Parties or under which the Congoleum Parties are or claim to be entitled to insurance and/or benefits; and
WHEREAS, one or more of the Congoleum Parties have been named as defendants in numerous asbestos-related claims; and
WHEREAS, on December 31, 2003, Congoleum filed a voluntary petition under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey, which is now pending as In re Congoleum Corporation, Civil Action No. 09-04371; and
WHEREAS, Congoleum and the TIG Parties are parties to an insurance coverage action pending in the New Jersey Superior Court in Middlesex County, Congoleum v. ACE American Ins. Co., et al., Docket No. MID-L-8908-01 (N.J. Super. Ct.); and
WHEREAS, the Parties disagree with respect to whether and to what extent certain insurance policies may afford coverage for certain Claims (the “Coverage Disputes”); and

TIG Settlement

WHEREAS, the TIG Parties have raised certain objections in the Bankruptcy Case to proposed plans of reorganization and other matters; and
WHEREAS, the Parties, subject to the terms and conditions of this Agreement, now wish fully and finally to compromise and resolve the Coverage Disputes and other disputes between or among them, including those arising in the Bankruptcy Case; and
WHEREAS, as part of the compromise and resolution of the Coverage Disputes, Congoleum wishes to sell and the TIG Parties wish to repurchase the Subject Policies free and clear of all Interests of any Person subject and pursuant to the terms of this Agreement;
NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the Parties hereby agree as follows:
I.           DEFINITIONS
As used in this Agreement, the following terms shall have the meanings set forth below.  Terms used in the singular shall be deemed to include the plural, and terms used in the plural shall be deemed to include the singular.  The word “includes” means “includes but not limited to,” and the word “including” means “including but not limited to.”
A.           “Approval Date” means the date by which the Approval Order has become a Final Order.

TIG Settlement

B.           “Approval Order” means (i) an order in the form attached hereto as Exhibit 2; or (ii) in the event of a timely objection to the motion to approve the Agreement that if sustained would reduce the full Settlement Amount available to pay Asbestos-Released Claims, an order in such form agreed to in writing by the Parties, entered by the Bankruptcy Court that (a) approves this Agreement, (b) authorizes the Parties to undertake the settlement and the sale of the Subject Policies as set forth in this Agreement, and (c) provides for the Injunction.
C.           “Asbestos Plaintiff” means any and all Persons with Asbestos-Released Claims.
D.           “Asbestos-Released Claims” means any and all Claims arising out of, related to and/or attributable to, in any manner or fashion, the Congoleum-Related Parties’ manufacture, sale, distribution, installation, handling, operation or use of asbestos and/or asbestos-containing products, substances, or materials, alone or in combination with any other dust, mineral, fiber, substance or material.  “Asbestos-Released Claims” also includes “Asbestos Claims” as that term is defined in the Second Amended Joint Plan of Reorganization, filed in the Bankruptcy Case, or the Plan, whichever is broader.
E.           “Bankruptcy Case” means the Chapter 11 case filed December 31, 2003, by the Congoleum Parties in the United States Bankruptcy Court for the District of New Jersey and now pending in the United States District Court for the District of New Jersey, In re Congoleum Corporation, Civil Action No. 09-04371 (JAP), and shall include any appeals therefrom (and any adversary proceedings therein).

TIG Settlement

F.           “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.
G.           “Bankruptcy Court” means the United States District Court for the District of New Jersey, which has exercised jurisdiction over the Bankruptcy Case and on August 17, 2009, withdrew the reference to the United States Bankruptcy Court for the District of New Jersey.  References to “Bankruptcy Court” that involve orders or activities prior to August 17, 2009, are to the United States Bankruptcy Court for the District of New Jersey.
H.           “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.
I.           “Claim” means any past, present, or future claim, demand, action, cause of action, suit or liability of any kind or nature whatsoever, whether at law or in equity, known or unknown, asserted or unasserted, anticipated or unanticipated, accrued or unaccrued, fixed or contingent, which has been or may be asserted by or on behalf of any Person, whether seeking damages (including compensatory, punitive or exemplary damages) or equitable, mandatory, injunctive, or any other type of relief, including cross-claims, counterclaims, third-party claims, suits, lawsuits, administrative proceedings, notices of liability or potential liability (including Potentially Responsible Party or “PRP” notices), arbitrations, actions, rights, requests, causes of action or orders.  “Claim” also includes “claim” as defined in Bankruptcy Code Section 101(5), and “demand” as defined in Bankruptcy Code Section 524(g)(5).

TIG Settlement

J.           “Claimant Agreement” means “Claimant Agreement” as that term is defined in the Second Amended Plan of Reorganization.
K.           “Claimants’ Representatives” means Joseph F. Rice and Perry Weitz.
L.           “Committee” means the Asbestos Claimants’ Committee appointed in the Bankruptcy Case.
M.           “Confirmation Order” means an order of the Bankruptcy Court approving a Plan that designates the TIG-Related Parties as Settling Asbestos Insurance Companies entitled to a Section 524(g) Injunction.
N.           “Congoleum” means Congoleum Corporation, both individually and as debtor-in-possession in the Bankruptcy Case.
O.           “Congoleum Parties” means Congoleum, Congoleum Sales, Inc., and Congoleum Fiscal, Inc., both individually and as debtors-in-possession in the Bankruptcy Case.
P.           “Congoleum-Related Parties” means (i) the Congoleum Parties, (ii) each of the Congoleum Parties’ respective present, direct and indirect, subsidiaries and divisions; (iii) the respective past and future, direct and indirect,

TIG Settlement

parents, holding companies, subsidiaries, divisions, and corporate affiliates of the Persons described in Paragraphs I.P(i) and I.P(ii), solely in their capacities as such and to the full extent but only to the extent that the Congoleum Parties have the right, power or authority to give the releases set forth in Section V on behalf of the Persons described in this Paragraph I.P(iii); (iv) the direct and indirect predecessors, successors, and assigns of each of the Persons described in Paragraphs I.P(i) through I.P(iii), inclusive, solely in their capacities as such and to the full extent but only to the extent that the Congoleum Parties have the right, power or authority to give the releases set forth in Section V on behalf of the Persons described in this Paragraph I.P(iv); (v) any Insureds, to the extent that such Insureds do not fall within Paragraphs I.P(i) or I.P(ii), solely in their capacities as such and to the full extent but only to the extent that the Congoleum Parties have the right, power or authority to give the releases set forth in Section V on behalf of the Persons described in this Paragraph I.P(v); and (vi) the past and present respective officers, directors, employees, shareholders, agents, principals, attorneys, and representatives of each of the Persons described in Paragraphs I.P(i) through I.P(v), inclusive, but solely in their capacities as such and to the full extent but only to the extent that the Congoleum Parties have the right, power or authority to give the releases set forth in Section V on behalf of the Persons described in this Paragraph I.P(vi).  Notwithstanding the foregoing, American Biltrite Inc. and its officers and directors solely in their capacities as such (collectively, “ABI”) shall not be deemed to be a Congoleum-Related Party.  To the

TIG Settlement

extent that ABI has rights or interests under (x) the policies listed in Exhibit 1 hereto or (y) any other policies that were issued to any of the Congoleum Parties or their predecessors in interest prior to February 28, 1993 and that otherwise fall within the definition of “Subject Policies,” ABI is consenting to and being identified in this Agreement for the purpose of making clear that ABI is releasing any rights or Interests in, and agreeing not to seek to secure coverage under, policies insuring the Congoleum Parties that were issued prior to ABI’s acquisition of an interest in Congoleum effective February 28, 1993.  The Parties acknowledge and agree that neither this Agreement nor the Approval Order shall affect, impair, change, modify, release, waive, channel, enjoin or transfer ABI’s rights or Claims arising under (a) any policy issued to or insuring ABI prior to February 28, 1993 (or ABI’s rights or the insurer’s obligations thereunder), except to the extent of ABI’s release of rights or Interests, if any, under policies within (x) or (y) above; (b) any policy issued to or insuring ABI on or after February 28, 1993 (or ABI’s rights or the insurer’s obligations thereunder); or (c) any settlement or coverage-in-place agreement applicable to (a) or (b) to which ABI is a signatory.
Q.           “Coverage Action” means the insurance coverage action pending in the New Jersey Superior Court in Middlesex County, New Jersey, Congoleum v. ACE American Ins. Co., et al., Docket No. MID-L-8908-01 (N.J. Super. Ct.).

TIG Settlement

R.           “Direct-Action Claim” means any Claim by a Person against any TIG-Related Party that arises from the activities of the Congoleum-Related Parties or their Interests in any Subject Policy, and any Asbestos-Released Claim by any Asbestos Plaintiff against any TIG-Related Party or U.S. Fire-Related Party, whether arising by contract, in tort or under the laws of any jurisdiction, including any statute that gives a third party a direct cause of action against an insurer.
S.           “Execution Date” means the date on which the Agreement has been fully executed by all Parties hereto.
T.           “Extra-Contractual Claim” means any Claim against a TIG-Related Party, a U.S. Fire-Related Party, or a Congoleum-Related Party seeking any type of relief, including compensatory, exemplary or punitive damages, on account of alleged bad faith or reverse bad faith; failure to act in good faith; violation of any duty of good faith and fair dealing; violation of any unfair claims practices or insurance fraud act or similar statute, regulation or code; or any other similar type of alleged misconduct or omission, to the extent that such Claims relate to or arise out of (a) the Subject Policies and/or (b) acts or omissions by the TIG-Related Parties, the U.S. Fire-Related Parties, or the Congoleum-Related Parties related in any way to Asbestos-Released Claims, the Bankruptcy Case, or the Coverage Action.
U.           “Final Order” means an order or judgment (including any modification or amendment thereof) that remains in

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effect and has not been reversed, vacated or stayed, and as to which the time to appeal or seek review, rehearing or writ of certiorari has expired and as to which no appeal or petition for review, reconsideration, rehearing or certiorari has been taken or, if taken, remains pending.
V.           “Futures Representative” means R. Scott Williams, the Legal Representative for Future Asbestos Personal Injury Claimants, appointed by order of the Bankruptcy Court dated February 18, 2004, and any successor to him.
W.           “Injunction” means the injunction contained in Paragraph 8 of the Approval Order, which injunction shall enjoin, to the fullest extent permitted by law, all potential Claims against the TIG-Related Parties or the U.S. Fire-Related Parties relating to their respective Subject Policies and/or otherwise relating to the activities of any Congoleum-Related Parties, including any Direct-Action Claims, Asbestos-Released Claims or Insurance Coverage Claims, and shall channel any such Claims to the Settlement Amount to be paid by the TIG Parties, to the extent and as more fully set forth in Paragraph 8 of the Approval Order.
X.           “Insurance Coverage Claim” means any Claim for insurance coverage and/or other benefits under the Subject Policies.
Y.           “Insured” means any Person entitled or allegedly entitled to insurance coverage and/or other benefits under the Subject Policies, including without limitation “insureds,” “named insureds” or “additional insureds” as those terms are defined or used in the Subject Policies.

TIG Settlement

Z.           “Interests” means all liens, Claims, encumbrances, interests and other rights of any nature, whether at law or in equity.
AA.           “Parties” means the Congoleum Parties, the TIG Parties,  the Committee, and the Claimants’ Representatives.
BB.           “Person” means an individual, a corporation, a partnership, a joint venture, an association, a joint stock company, a limited liability company, a limited liability partnership, an estate, an unincorporated organization, a trust, a class or group of individuals, or any other entity or organization, including any federal, state or local governmental or quasi-governmental body or political subdivision, department, agency or instrumentality thereof.
CC.           “Plan” means any plan of reorganization confirmed by the Bankruptcy Court in the Bankruptcy Case.
DD.           “Second Amended Joint Plan of Reorganization” means the Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of the Debtors, the Official Asbestos Claimants’ Committee and the Official Committee of Bondholders for Congoleum Corporation, et al., Dated as of October 22, 2009.
EE.           “Section 524(g) Injunction” means an injunction issued pursuant to 11 U.S.C. § 524(g) in connection with confirmation of a Plan.
FF.           “Settlement Amount” means the sum of four million, eight hundred, ninety-nine thousand and eight hundred U.S. dollars ($4,899,800) in immediately available funds.

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GG.           “Settling Asbestos Insurance Company” means “Settling Asbestos Insurance Company,” as that term is defined in the Second Amended Joint Plan of Reorganization or the equivalent term in any Plan.
HH.           “Subject Policies” means (a) when used with the respect to TIG: (i) the policies of insurance identified next to the word “TIG” on Exhibit 1 hereto; and (ii) any other liability insurance policies (whether primary, umbrella, or excess), known or unknown, issued or allegedly issued prior to December 31, 2003 by one of the TIG-Related Parties listed on Exhibit 3 hereto to a Congoleum-Related Party or under which it (or any of the Congoleum-Related Parties) claims to be insured or otherwise entitled to benefits (“TIG Subject Policies”); and (b) when used with respect to U.S. Fire: (i) the policies of insurance identified next to the word “U.S. Fire” on Exhibit 1 hereto; and (ii) any other liability insurance policies (whether primary, umbrella, or excess), known or unknown, issued or allegedly issued prior to December 31, 2003 by one of the U.S. Fire-Related Parties listed on Exhibit 4 hereto to a Congoleum-Related Party or under which it (or any of the Congoleum-Related Parties) claims to be insured or otherwise entitled to benefits (“U.S. Fire Subject Policies”).  It is, however, understood and agreed that any policy of insurance encompassed by Paragraphs I.HH(a)(ii) and I.HH(b)(ii) shall be deemed to be a “Subject Policy,” a “TIG Subject Policy” or a “U.S. Fire Subject Policy” and subject to the release, sale, and injunctive provisions of this Agreement and the Approval Order only to the extent of any Congoleum-Related Party’s rights and interests therein.  It is further agreed and understood that “Subject Policies,”

TIG Settlement

“TIG Subject Policies,” and “U.S. Fire Subject Policies”  shall not be deemed to include (x) the statutory portions of any workers’ compensation policy; (y) any policy of insurance issued by an insurance company other than TIG or U.S. Fire that is or was a party to the Coverage Action; (z) any policy of insurance issued by a Person that is not a TIG-Related Party or a U.S. Fire-Related Party as of the Execution Date that acquires, is merged into, or is acquired by a TIG-Related Party or a U.S. Fire-Related Party, respectively, on or after the Execution Date; or (aa) any policy of insurance issued to a Person that becomes a Congoleum-Related Party after the Execution Date, except to the extent that any other Congoleum-Related Party had rights thereunder which arose on or before the Execution Date.  For the avoidance of doubt, nothing in this Agreement or the Approval Order purports to affect any of the Congoleum-Related Parties’ rights or Interests with respect to any policy of insurance novated to or assumed by any of the parties to, or companies listed on Exhibit B to, the Settlement and Policy Buyback Agreement and Release entered into between Congoleum and, among others, Century Indemnity Company executed on August 17, 2006 (“the Century Policies”).  Neither this Agreement nor the Approval Order shall be construed to impair, change, modify, release, waive, channel, enjoin or transfer any of the Congoleum-Related Parties’ rights, benefits, obligations or liabilities under the Century Policies, any policy of insurance that falls within the scope of Paragraph I.HH(y) above, or any settlement agreement applicable to such policy or policies.

TIG Settlement

JJ.           “TDP” means “TDP” as that term is defined in the Second Amended Joint Plan or as that term is defined in any Plan confirmed by the Bankruptcy Court.
KK.      “TIG” means TIG Insurance Company as successor by merger to International Insurance Company as successor by merger to International Surplus Lines Insurance Company.
LL.          “TIG Parties” means TIG and U.S. Fire.
MM.        “TIG-Related Parties” means (i) TIG; (ii) each of the respective past, present and future parents, direct and indirect subsidiaries, affiliates, divisions, holding companies, merged companies, acquired companies, predecessors-in-interest, successors-in-interest and assigns of the Persons described in Paragraph I.MM(i) above, solely in their capacities as such; and (iii) each of the past, present and future directors, officers, shareholders, agents, attorneys, principals, representatives, and employees of each of the Persons described in Paragraphs I.MM(i) and I.MM(ii) above, solely in their capacities as such.  It is agreed and understood that “TIG-Related Parties” does not include (a) any of the insurance companies that are party to, or Persons listed on Exhibit B to, the Settlement and Policy Buyback Agreement and Release entered into between Congoleum and, among others, Century Indemnity Company executed on August 17, 2006, and (b) any of the U.S. Fire-Related Parties.

TIG Settlement

NN.           “TIG Settlement Share” means four million, eight hundred forty-nine thousand, and eight hundred U.S. dollars ($4,849,800.00) in immediately available funds.
OO.           “Trust” means the “Plan Trust” as that term is defined in the Second Amended Joint Plan of Reorganization or some other similar trust established pursuant to a Plan approved by the Bankruptcy Court to pay Asbestos-Released Claims.
PP.           “U.S. Fire” means United States Fire Insurance Company.
QQ.           “U.S. Fire-Related Parties” means (i) U.S. Fire, (ii) any company other than U.S. Fire listed on Exhibit 4 hereto but solely in its capacity as an affiliate of U.S. Fire, and (iii) each of the past, present and future directors, officers, shareholders, agents, attorneys, principals, representatives, and employees of any Person identified in Paragraphs QQ(i) and QQ(ii) above, solely in their capacities as such.  It is agreed and understood that “U.S. Fire-Related Parties” does not include (a) any of the insurance companies that are party to, or Persons listed on Exhibit B to, the Settlement and Policy Buyback Agreement and Release entered into between Congoleum and, among others, Century Indemnity Company executed on August 17, 2006, and (b) any of the TIG-Related Parties.
RR.   “U.S. Fire Settlement Share” means fifty thousand U.S. dollars ($50,000.00) in immediately available funds.

TIG Settlement

II.           SCOPE OF AGREEMENT
This Agreement constitutes a final compromise and settlement of all issues concerning the Subject Policies, including the application of the Subject Policies to Asbestos-Released Claims and to all other Claims.  This Agreement resolves all of the Parties’ alleged rights and obligations under, and as and to the extent set forth in the balance of this Agreement and in the Approval Order effects a full release and buyback of, the Subject Policies with respect to:  (a) all past, pending, and future known and unknown Asbestos-Released Claims; and (b) all other past, pending and future Claims of any type under or related to the Subject Policies.
III.           PAYMENT OF SETTLEMENT AMOUNT
3.1           TIG shall irrevocably pay the TIG Settlement Share of the Settlement Amount and U.S. Fire shall irrevocably pay the U.S. Fire Settlement Share of the Settlement Amount to the Trust within thirty (30) days of the later of (a) the Approval Date or (b) the date the Confirmation Order becomes a Final Order.  The TIG Parties shall have the exclusive right jointly to waive the occurrence of either or both of the payment-triggering conditions set forth in the immediately preceding sentence, in which event TIG and U.S. Fire shall irrevocably make payment within thirty (30) days after providing notice of such waiver in writing to the other Parties.  If payment is made in accordance with the immediately preceding sentence, then TIG and U.S. Fire shall pay the Settlement Amount to Congoleum, which shall hold such payment until the earlier of when the Plan is confirmed by a Final Order or the dismissal or conversion of the Bankruptcy Case, and such Settlement Amount shall then be used only in connection with the payment of Asbestos-Released Claims and/or to pay other amounts that would be payable by the Trust pursuant to the Plan.

TIG Settlement

3.2           The TIG Settlement Share and the U.S. Fire Settlement Share constitute the full purchase price of the TIG Subject Policies and the U.S. Fire Subject Policies.  Effective upon the Approval Date, but subject to TIG’s payment of the TIG Settlement Share, the Congoleum Parties shall be deemed to have sold to TIG and shall deem TIG to own the TIG Subject Policies free and clear of all Interests of any Person.  Effective upon the Approval Date, but subject to TIG’s payment of the TIG Settlement Share, the TIG-Related Parties shall have no further obligation under the TIG Subject Policies for any Claims, including Asbestos-Released Claims, Direct-Action Claims or Extra-Contractual Claims.  Effective upon the Approval Date, but subject to U.S. Fire’s payment of the U.S. Fire Settlement Share, the Congoleum Parties shall be deemed to have sold to U.S. Fire and shall deem U.S. Fire to own the U.S. Fire Subject Policies free and clear of all Interests of any Person.  Effective upon the Approval Date, but subject to U.S. Fire’s payment of the U.S. Fire Settlement Share, the U.S. Fire-Related Parties shall have no further obligation under the U.S. Fire Subject Policies for any Claims, including Asbestos-Released Claims, Direct-Action Claims or Extra-Contractual Claims.

TIG Settlement

3.3           The TIG Parties are not acting as volunteers in paying the Settlement Amount, and the TIG Parties’ payment of the Settlement Amount reflects potential liabilities and obligations to the Congoleum-Related Parties for amounts one or more of them allegedly is obligated to pay on account of certain Claims.
3.4           The TIG-Related Parties and the U.S. Fire-Related Parties shall not seek, or assign or transfer any right to seek, reimbursement from any Person, including the Congoleum-Related Parties, of the Settlement Amount or any portion thereof, whether by way of a Claim for contribution, subrogation, indemnification, retrospective premiums, deductibles, or self-insured retentions, other than from TIG’s and U.S. Fire’s reinsurers in their capacity as reinsurers of TIG and/or U.S. Fire.  Notwithstanding the foregoing, and without limiting the effect of the Injunction or any Section 524(g) Injunction barring any third party from pursuing any such Claim, if a third party pursues a contribution, subrogation or indemnification Claim against a TIG-Related Party relating to or arising out of any of the Claims against the TIG-Related Parties released pursuant to Section V, then TIG shall be free to assert all Claims and defenses, including a contribution, subrogation or indemnification Claim against such third party, and if a third party pursues a contribution, subrogation or indemnification Claim against a U.S. Fire-Related Party relating to or arising out of any of the Claims against the U.S. Fire-Related Parties released pursuant to Section V, then U.S. Fire shall be free to assert all Claims and defenses, including a contribution, subrogation or

TIG Settlement

indemnification Claim against such third party.  The Congoleum Parties shall use their reasonable best efforts to obtain agreements similar to those contained in this Paragraph 3.4 from all insurers with which they settle with respect to Claims released pursuant to Section V; provided, however, that the failure of the Congoleum Parties to obtain, after first employing such reasonable best efforts, an agreement similar to that contained in this Paragraph 3.4 from an insurer with which the Congoleum Parties settle with respect to Claims released pursuant to Section V below shall not in and of itself constitute a breach of this Agreement.
3.5           Without limiting the effect of the Injunction or any Section 524(g) Injunction, in the event that any insurer (or representative thereof vested with the rights and obligations of such insurer) of one or more of the Congoleum-Related Parties obtains a final judicial determination or final binding arbitration award that it is entitled to obtain a sum certain from a TIG-Related Party or a U.S. Fire-Related Party as a result of a Claim for contribution, subrogation, indemnification or other similar Claim against a TIG-Related Party or a U.S. Fire-Related Party for the TIG-Related Party’s or U.S. Fire-Related Party’s alleged share or equitable share of the defense and/or indemnity of any Congoleum Party for any Claims released pursuant to this Agreement, such Congoleum Party shall voluntarily reduce its final judgment or award against such other insurer(s) to the extent necessary to eliminate such contribution, subrogation or indemnification Claims against the TIG-Related Party or the U.S. Fire-Related Party as the case may be.  To ensure that such a reduction is accomplished, the TIG-Related Party or

TIG Settlement

the U.S. Fire-Related Party, as the case may be, shall be entitled to assert this Paragraph as a defense to any action against it for any such portion of the judgment or Claim and shall be entitled to have the court or appropriate tribunal issue such orders as are necessary to effectuate the reduction to protect itself from any liability for the judgment or Claim.
3.6           This Agreement provides that TIG is severally responsible only for the TIG Settlement Share and that U.S. Fire is severally responsible only for the U.S. Fire Settlement Share.   By the same token, the benefits conferred upon the TIG Parties by this Agreement and the Approval Order shall be treated as several and shall be construed for all purposes to apply separately to TIG and the TIG-Related Parties, on the one hand, and to U.S. Fire and the U.S. Fire-Related Parties, on the other hand, so that in the event that one of the TIG Parties is in compliance and the other is not, the non-complying TIG Party shall not be entitled to benefit from the other TIG Party’s compliance.
IV.           BANKRUPTCY-RELATED OBLIGATIONS
4.1           No later than five (5) business days after the Execution Date, Congoleum shall file a motion in the Bankruptcy Case seeking entry of the Approval Order, which motion shall be in form and substance reasonably acceptable to the TIG Parties, and shall use its reasonable best efforts promptly to obtain entry of the Approval Order as a Final Order.  Congoleum shall serve by mail notice of the motion and the hearing thereon on each of those Persons identified in Paragraph E of the Approval Order.  In addition, to ensure the broadest notice possible, Congoleum shall publish notice of the motion and the hearing in the national edition of the USA Today at TIG’s expense.  The mail and publication notice shall be in form and substance acceptable to TIG.

TIG Settlement

4.2           The TIG Parties’ payment of the Settlement Amount is conditioned upon entry of a Section 524(g) Injunction (subject to the TIG Parties’ exclusive right to waive such condition in writing and to make payment in accordance with the second sentence of Paragraph 3.1), and any  Plan proposed or supported by a Party shall include a Section 524(g) Injunction and shall designate the TIG-Related Parties and the U.S. Fire-Related Parties as Settling Asbestos Insurance Companies entitled to the full and complete benefit of any and all injunctions, including any injunction pursuant to Section 524(g) or Section 105 of the Bankruptcy Code, to the fullest extent permitted by law.
4.3           Subsequent to the Execution Date, the TIG Parties shall not be required to withdraw any objections they have made in the Bankruptcy Case to confirmation of any plan of reorganization or to any other relief sought by the Congoleum Parties, but (except as provided in this paragraph) the TIG-Related Parties and the U.S. Fire-Related Parties (i) shall not file any additional objections in the Bankruptcy Case, (ii) shall not pursue any objections or appeals they already have made, (iii) shall not serve or pursue any discovery requests in the Bankruptcy Case, and (iv) shall refrain from taking any other action, directly or indirectly, to hinder, delay or oppose confirmation of a Plan that is not inconsistent with this Agreement.  Until such time as the Approval Order is entered by the Bankruptcy

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Court and becomes a Final Order, the Congoleum Parties shall provide and support reasonable extensions or adjournments of any filing, discovery or other deadlines or hearing dates in the Bankruptcy Case (including any pending appeals) and the TIG Parties shall agree to, and support, all such reasonable extensions.  Before the Approval Order is entered and becomes a Final Order, if and to the extent any extension or adjournment of any filing, discovery or other deadline or hearing date sought by the Parties in the Bankruptcy Case (including any pending appeals) is not granted, the TIG Parties may make such filing (or take such discovery) by such deadline, appear and be heard at such hearing, and take such other action as they reasonably deem necessary to preserve their rights.  Within three (3) business days after the Approval Order becomes a Final Order, the TIG Parties shall withdraw all objections they have filed in the Bankruptcy Case to confirmation of the Plan, provided that the Plan is not inconsistent with this Agreement, and terminate any pending appeals.  Except as provided above in this paragraph, the Parties fully reserve all of their rights pertaining to discovery, motions, objections and Claims made prior to the entry of the Approval Order in the Bankruptcy Case until such time as the Approval Order becomes a Final Order.
4.4           The Congoleum Parties shall not include any provision in any Plan that materially and adversely affects the rights and obligations of the TIG-Related Parties and U.S. Fire-Related Parties under this Agreement.  Subsequent to the Execution Date and provided the Agreement does not become null and void pursuant to Paragraph 4.6, no Party hereto shall make any Claims against or seek

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discovery from one another in the Bankruptcy Case, or make any Claims against one another in any other venue that are subject to the releases set forth in Section V.
4.5           If and when the Plan becomes effective, the rights and obligations of the Congoleum-Related Parties under this Agreement shall be deemed to have been assigned to the Trust without need of further action by any Party or Person, and the Trust shall be bound by all of the provisions of this Agreement.  The Congoleum-Related Parties shall also continue to be bound by this Agreement and shall retain the obligations and benefits hereunder.  Notwithstanding the foregoing, after a Plan is confirmed, the Congoleum-Related Parties shall have no obligations hereunder for any obligations of the Trust over which the Congoleum-Related Parties have no control, and the Trust shall have no obligations hereunder for any obligations of the Congoleum-Related Parties over which the Trust has no control.
4.6           If for any reason (i) the Approval Order is not entered by the Bankruptcy Court on or before June 30, 2010, or (ii) a Final Order is entered either dismissing the Bankruptcy Case or converting it to a case under Chapter 7 of the Bankruptcy Code, then TIG shall have the right to declare this Agreement null and void provided that it has not already paid, or provided notice of its intention to pay, the TIG Settlement Share pursuant to the second sentence of Paragraph 3.1.  In the event that TIG has paid the TIG Settlement Share and a Final Order has been entered either dismissing the Bankruptcy Case or converting it to a case under

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Chapter 7 of the Bankruptcy Code, then this Agreement shall remain in place, but the Parties shall be excused from performing any obligations provided herein which cannot be performed absent the pendency of a case under Chapter 11 of the Bankruptcy Code.  In the event that TIG has not paid the TIG Settlement Share and has not provided notice in writing of its intention of doing so within thirty (30) days pursuant to the second sentence of Paragraph 3.1, the Congoleum Parties shall have the right to declare the Agreement null and void once forty-five (45) days have passed following entry of a Final Order (i) dismissing the Bankruptcy Case, (ii) converting the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code, or (iii) denying the motion seeking entry of the Approval Order.  In addition, either the Congoleum Parties or TIG may declare the Agreement null and void if objections of the type referred to in Section I.B(ii) are raised, and the Parties do not reach an agreement on an acceptable form of Approval Order to submit to the Bankruptcy Court, or the Bankruptcy Court does not approve such order, on or before June 30, 2010.
4.7           If this Agreement becomes null and void pursuant to Paragraph 4.6 herein, then:  (1) the Agreement, except for Sections I (other than ABI’s release of rights and interests, if any, as set forth in Paragraph I.P.), VII through IX, XII, XVII through XX and Paragraphs 4.6 and 4.7, which shall remain in full force and effect, shall be vitiated and shall be a nullity; (2) the Parties shall have all of the rights, defenses, and obligations under or with respect to any and all Subject Policies that they would have had absent this Agreement; (3) none of the TIG-Related Parties, none of the U.S. Fire-Related Parties, and none of the Congoleum-

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Related Parties shall be bound by the terms of the Approval Order; (4) neither the TIG-Related Parties nor the U.S. Fire-Related Parties shall be entitled to claim the benefit of any injunctive provisions in the Approval Order, the Confirmation Order, or the Plan; and (5) any otherwise applicable statutes of limitation or repose, or other time-related limitation, shall be deemed to have been tolled for the period from the Execution Date through the date the Agreement becomes null and void.
4.8           All obligations of the Congoleum Parties under this Agreement shall be treated as post-petition administrative expenses, shall be deemed incorporated into any Plan, and shall survive any discharge in bankruptcy.
V.           TERMINATION OF POLICY RIGHTS AND RELEASES
5.1           Effective upon the Execution Date, but subject to TIG’s payment of the TIG Settlement Share and subject to U.S. Fire’s payment of the U.S. Fire Settlement Share, the Congoleum Parties (for themselves and on behalf of the Congoleum-Related Parties), the Committee and the Claimants’ Representatives each hereby fully, finally and completely releases and waives any and all Claims against the TIG-Related Parties and the U.S. Fire-Related Parties relating to, arising out of, or in connection with their respective  Subject Policies, Asbestos Released Claims, Direct-Action Claims or Extra-Contractual Claims.  This release expressly includes:  (i) all matters at issue in the Coverage Action; (ii) all Insurance Coverage Claims; (iii) all Claims attributable to the conduct of or conduct in connection with the Coverage Action and the Bankruptcy Case; (iv) all Claims

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arising from the Claimant Agreement or the events culminating in the filing of the Bankruptcy Case; and (v) all Claims seeking attorneys’ fees or litigation-related costs in connection with the Coverage Action or the Bankruptcy Case or for substantial contribution in connection with the Bankruptcy Case.
5.2           Effective upon the Execution Date, but subject to the TIG Parties’ payment of the Settlement Amount, the TIG Parties (for themselves and on behalf of the TIG-Related Parties and the U.S. Fire-Related Parties) each hereby fully, finally and completely releases and waives any and all Claims against any of the Congoleum-Related Parties, the Committee, and the Claimants’ Representatives relating to, arising out of, or in connection with its respective Subject Policies, Asbestos-Released Claims, Direct-Action Claims or Extra-Contractual Claims.  This release expressly includes:  (i) all matters at issue in the Coverage Action; (ii) all Insurance Coverage Claims; (iii) all Claims attributable to the conduct of or conduct in connection with the Coverage Action and the Bankruptcy Case; (iv) all Claims arising from the Claimant Agreement or the events culminating in the filing of the Bankruptcy Case; and (v) all Claims seeking attorneys’ fees or litigation-related costs in connection with the Coverage Action or the Bankruptcy Case or for substantial contribution in connection with the Bankruptcy Case.
5.3           Without limiting the effect of the Injunction or any Section 524(g) Injunction, the Congoleum Parties, the Committee, and the Claimants’ Representatives shall use their reasonable best efforts to include in the Plan and/or attachments thereto (including the proposed TDPs) provisions to require that any

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Asbestos Plaintiff who accepts payment from the Trust, shall execute a final and complete release and waiver of any and all Asbestos-Released Claims against any of the TIG-Related Parties and U.S. Fire-Related Parties
5.4           The Parties recognize and understand that Claims that have been or may be asserted against the Congoleum-Related Parties and/or the Trust may increase or decrease in amount or in severity over time, that Claims that have been or may be asserted against the Congoleum-Related Parties and/or the Trust may include progressive, cumulative, unknown, and/or unforeseen elements, and that there may be hidden, unknown, and unknowable damages, defense expenses, or other costs related to such Claims.  Nevertheless, the Parties willingly enter into this Agreement, including the releases set forth in this Section V.
5.5           The Parties acknowledge they have been advised by their respective legal counsel and are familiar with the provisions of Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of the executing of the release which if known by him or her must have materially affected his or her settlement with the debtor.

In furtherance of this Agreement, the Parties expressly waive any and all rights they may have under any contract, statute, code, regulation, ordinance, or the common law, which may limit or restrict the effect of a general release as to Claims, including Insurance Coverage Claims, that they do not know or suspect to exist in their favor at the time of the execution of this Agreement.

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5.6           Nothing in this Section V is intended to, nor shall be construed to, release, waive or otherwise affect the Parties’ rights and obligations under this Agreement.
5.7           Nothing in this Agreement shall constitute a release, waiver or assignment of any of the TIG-Related Parties’ or U.S. Fire-Related Parties’ rights against their reinsurers in their capacities as reinsurers, which rights are expressly retained by the TIG-Related Parties and the U.S. Fire-Related Parties respectively.
5.8           The release provisions of this Section V are intended to release and shall be construed and deemed to effect a release only of Claims arising from, relating to, or involving any policy of insurance or portion thereof that is a Subject Policy or that otherwise constitute an Asbestos-Released Claim, a Direct-Action Claim, or an Extra-Contractual Claim.
VI.           DISMISSAL OF COVERAGE ACTION
Upon the Execution Date, Congoleum and the TIG Parties shall continue completely to stand still in the Coverage Action with respect to one another, including with respect to third-party discovery relevant to their claims and defenses against one another, and they shall promptly file such papers as are necessary to effect such a standstill of the Coverage Action.  Such standstill shall remain in place until such time as this Agreement has been declared null and void or the TIG Parties have paid the Settlement Amount, but nothing in this Section VI

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shall preclude the TIG Parties from filing any necessary pleadings in Congoleum Corp. v. ACE American Ins. Co. et al., Docket No. AM-214-09T3 (N.J. App. Div.); provided that prior to the filing of such pleadings, they first have sought but failed to obtain from the relevant court an extension of the filing deadline.  Within ten (10) days of the date the TIG Parties pay the Settlement Amount, Congoleum and the TIG Parties shall dismiss all of their Claims against one another in the Coverage Action with prejudice and without costs.  Absent this Agreement becoming null and void in accordance with its terms, the Congoleum Parties and the TIG Parties covenant that they shall not initiate or prosecute any action against one another for Claims that would fall within the releases described in Section V of this Agreement.
VII.           REPRESENTATIONS AND WARRANTIES OF THE PARTIES
Each of the Parties separately represents and warrants (subject in the cases of the Congoleum Parties to the entry of the Approval Order) as follows:
(a)           It has the requisite power and authority to enter into this Agreement and to perform the obligations imposed on it by this Agreement;
(b)           The execution and delivery of, and the performance of the obligations contemplated by, this Agreement have been approved by duly authorized representatives of the Party, and by all other necessary actions of the Party;
(c)           Each Party has expressly authorized its undersigned representative to execute this Agreement on the Party's behalf as its duly authorized agent;

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(d)           This Agreement has been thoroughly negotiated and analyzed by its counsel and has been executed and delivered in good faith, pursuant to arms’-length negotiations, and for value and valuable consideration;
(e)           Its employees and outside counsel involved in the Bankruptcy Case and the Coverage Action are not aware of any pending Insurance Coverage Claims, other than the Claims asserted by the Congoleum Parties against the TIG Parties under the Subject Policies listed on Exhibit 1, against any of the TIG-Related Parties or the U.S. Fire-Related Parties by others that would be released by Section V or barred by an injunction contemplated and provided for by this Agreement or the Approval Order; and
(f)           Its employees and outside counsel involved in the Bankruptcy Case and the Coverage Action are not aware of any Subject Policies other than the insurance policies identified in Exhibit 1 hereto and any additional insurance policies identified in writing to counsel for the other Parties at least one (1) business day prior to the Congoleum Parties’ execution of this Agreement.
VIII.           ENTIRE AGREEMENT
This Agreement, including the exhibits hereto, constitutes a single integrated written contract that expresses the entire agreement and understanding between the Parties.  Except as otherwise expressly provided, this Agreement supersedes all prior communications, settlements, and understandings between the Parties and their representatives regarding the matters addressed by this Agreement.  Except as explicitly set forth in this Agreement, there are no

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representations, warranties, promises, or inducements, whether oral, written, expressed, or implied, that in any way affect or condition the validity of this Agreement or alter or supplement its terms.  Any statements, promises, or inducements, whether made by any Party or any agents of any Party, that are not contained in this Agreement shall not be valid or binding.
IX.           MISCELLANEOUS
9.1           Except as necessary to enforce any undertakings set forth in this Agreement, nothing contained in this Agreement is or shall be deemed to be (a) an admission by any of the TIG Parties that any Congoleum Party or the Trust was or is entitled to any insurance coverage with respect to Asbestos-Released Claims or any other Claims or as to the validity of any of the coverage positions that have been or could have been asserted by the Congoleum Parties and/or the Trust; or (b) an admission by the Congoleum Parties as to the validity of any of the coverage positions or defenses to coverage that have been or could have been asserted by the TIG Parties with respect to Asbestos-Released Claims or any other Claims.
9.2           By entering into this Agreement, the Parties have not waived nor shall be deemed to have waived any right, obligation, privilege, defense or position they may have asserted or might assert in connection with any Claim, matter, Person or insurance policy outside the scope of this Agreement.   Except as expressly set forth in this Agreement, no Person other than the Parties hereto shall have any legally enforceable rights or benefits under this Agreement.

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9.3           This Agreement represents a compromise of disputed Claims and shall not be deemed an admission or concession by any Party of liability, culpability, or wrongdoing.  The TIG Parties’ entry into this Agreement does not constitute an endorsement of any plan of reorganization for Congoleum or any related TDP or a statement of position of any kind as to whether any such plan of reorganization as proposed or confirmed is lawful.
9.4           This Agreement and the relief provided for herein is independent of, and shall have no effect on the rights and obligations of the Parties under, other settlement agreements resolving disputes in the Coverage Action that have or may be entered into by and between Congoleum and Persons other than the TIG Parties that are or were parties in the Coverage Action, including Century Indemnity.  Nor shall any insurer-beneficiary of a release under such other agreements be entitled to any rights, relief or benefits hereunder.
X.           RIGHT OF REVIEW
After the Confirmation Order becomes a Final Order, the Trust shall cooperate, at the sole expense of the TIG Parties, in the TIG Parties’ reasonable requests for information as follows:  the TIG Parties shall have the right, at their own expense, upon reasonable request and notice, and at a time and place convenient to the Trust, to review any payments funded in whole or in part by the proceeds of this Agreement; provided, however, that claimants’ personal identification information shall be maintained in strict confidence.  Neither the Trust nor any trustee shall have any obligation to create any new documents or to

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collect any information in connection with any such review beyond those ordinarily created or maintained by the Trust, as applicable, and the TIG Parties shall not be permitted to challenge the allowance or payment of Claims by the Trust, as applicable, or any administrative payments or costs of the Trust, as applicable.  This Section X and any results of such a review contemplated hereunder shall not affect the TIG Parties’ payment obligations under this Agreement.  The TIG Parties shall not provide any results of such review to any other Person and shall keep any and all such results confidential, except that the TIG Parties may provide such results to any of their auditors, tax consultants, regulators, or reinsurers for the purpose of obtaining reinsurance for any portion of the Settlement Amount, or complying with applicable regulations, provided that the TIG Parties shall inform such parties that the review and/or audit results and information contained therein are confidential, and use reasonable efforts to obtain a commitment from such parties to maintain the confidentiality of the information.
XI.           COOPERATION
Each Party agrees to take such steps and to execute any documents as may be reasonably necessary or proper to effectuate the purpose and intent of this Agreement and to preserve its validity and enforceability.  In the event that any action or proceeding of any type whatsoever is commenced or prosecuted by any Person not a Party hereto to invalidate, interpret, or prevent the validation, enforcement, or carrying out of all or any of the provisions of this Agreement, the Parties mutually agree, represent, warrant, and covenant to cooperate fully in opposing such action or proceeding.

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XII.           CONSTRUCTION
This Agreement was negotiated among the Parties hereto at arms’ length and in good faith, with each Party receiving advice from independent legal counsel.  It is the intent of the Parties that no part of this Agreement be construed against any of the Parties hereto because of the identity of the drafter or the fact that the TIG Parties are insurance companies.  It is agreed among the Parties hereto that this is not an insurance contract and that no special rules of construction apply to this Agreement, including the doctrine of contra proferentem.
XIII.           NOTICE
All notices, demands, payments, accountings or other communications that any Party desires or is required to give shall be given in writing and shall be deemed to have been given if hand delivered, faxed, emailed or if mailed by United States first-class mail, postage prepaid, to the Parties at the addresses noted below, or such other address as any Party may designate in writing from time to time:
As to the Congoleum Parties:
Howard N. Feist III
Congoleum Corporation
57 River Street
Wellesley, MA 02481
sfeist@alumni.princeton.edu
Facsimile: 781/237-6880

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With a copy to:

Mitchell F. Dolin, Esq.
Covington & Burling LLP
1201 Pennsylvania Avenue, NW
Washington, DC 20004
mdolin@cov.com
Facsimile: 202/662-6291

  -and-

Richard L. Epling, Esq.
Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, NY 10036
richard.epling@pillsburylaw.com
Facsimile:  212/858-1500

As to the TIG Parties:

Craig Brown
RiverStone Claims Management, LLC
250 Commercial Street, Suite 5000
Manchester, NH 03101
Craig_brown@trg.com
Facsimile:  603/656-2554

  -and-

Damian Reber
Crum & Forster
Latent/CD Claims Unit
412 Mt. Kemble Avenue, Suite 20
P.O. Box 1904
Morristown, NJ 07960-1904
damian_reber@cfins.com
Facsimile:  973/631-5999

With a copy to:

Mary Ellen Scalera, Esq.
Riker, Danzig, Scherer, Hyland & Perretti LLP
Headquarters Plaza
One Speedwell Avenue
Morristown, NJ 07962
mscalera@riker.com
Facsimile:  973/538-0800

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-and-

George R. Calhoun V, Esq.
Steptoe & Johnson, LLP
1330 Connecticut Avenue, N.W.
Washington, DC 20036-1795
gcalhoun@steptoe.com
Facsimile:  202/429-3902

As to the Committee:
Ronald E. Reinsel, Esq.
Caplin & Drysdale, Chtd.
One Thomas Circle, NW
Suite 1100
Washington, DC 20005
rer@capdale.com
Facsimile: 202/429-3301

As to the Claimants’ Representatives:

Joseph F. Rice, Esq.
Motley Rice LLC
28 Bridgeside Blvd.
P.O. Box 1792
Mt. Pleasant, SC  29465

-and-

Perry Weitz, Esq.
Weitz & Luxenberg, P.C.
180 Maiden Lane
New York, NY  10038

Notice shall be provided to the Trust at such address designated by Congoleum or as the Trust may designate in writing.

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XIV.           HEADINGS
Titles and captions contained in the Agreement are inserted only as a matter of convenience and are for reference purposes only.  Such titles and captions in no way are intended to define, limit, expand or describe the scope of this Agreement, nor the intent of any provision thereof.
XV.             EXECUTION AND DELIVERY
This Agreement may be executed in counterpart originals, all of which, when so executed and taken together, shall be deemed an original and all of which shall constitute one and the same instrument.  Each counterpart may be delivered by facsimile or electronic mail, and a faxed or electronically mailed copy of a signature shall have the same force and effect as an original signature.
XVI.           DISPUTE RESOLUTION
16.1           The Parties agree that before resorting to litigation they will attempt to resolve informally any disputes arising under this Agreement through good faith negotiations for a period of sixty (60) days after written notification regarding such dispute.
16.2           The Parties agree to submit all disputes relating to this Agreement to the jurisdiction of the Bankruptcy Court.  If the Bankruptcy Court refuses to exercise jurisdiction over any such dispute, the Parties may submit such dispute to any court of competent jurisdiction.

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XVII.           ASSIGNMENT
Except as expressly provided by this Agreement or by the Plan, this Agreement shall not be assignable by any Party hereto without the prior written consent of the Parties.
XVIII.         AMENDMENT
This Agreement may not be amended, altered or modified except by a written agreement duly executed by each Party (or its successors or assigns).
XIX.             NO WAIVER
Neither the waiver by a Party hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of a Party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, or privileges hereunder.
XX.              AGREEMENT INADMISSIBLE
All settlement-related communications leading up to this Agreement shall be deemed to fall within the protection afforded to compromises and to offers to compromise by Rule 408 of the Federal Rules of Evidence and any similar state law provisions.  Except as necessary with respect to the motion seeking the Approval Order, any evidence of the terms of this Agreement or negotiations or discussions associated with this Agreement shall be inadmissible in any action or proceeding for purposes of establishing any rights, duties, or obligations of the

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Parties, except (i) in an action or proceeding to enforce the terms of this Agreement, (ii) in any possible action or proceeding between the TIG Parties and any of their reinsurers, (iii) as otherwise directed by any court of competent jurisdiction, or (iv) as otherwise provided herein.  This Agreement shall not be used as evidence or in any other manner, in any court or dispute resolution proceeding, to create, prove, or interpret the Parties’ obligations under any insurance policy.

IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, have caused this Agreement to be duly executed as of the date set forth with the respective signatures below:

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FOR THE CONGOLEUM PARTIES (on behalf of themselves and the Congoleum-Related Parties as defined in Paragraphs I.O. and I.P.)

By:	/s/ Howard N. Feist

Name:	Howard N. Feist

Title:	Chief Financial Officer

Date:	01/26/2010

FOR TIG (on behalf of itself and the TIG-Related Parties as defined in Paragraphs I.KK. and I.MM.)

By:	/s/ Nina Lynn Caroselli

Name:	Nina Lynn Caroselli

Title:	Senior Vice President

Date:	01/26/2010

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FOR U.S. FIRE (on behalf of itself and the U.S. Fire- Related Parties as defined in Paragraphs I.PP. and I.QQ.)

By:	/s/ Patricia L. Noll

Name:	Patricia L. Noll

Title:	Vice President

Date:	01/26/2010

FOR THE COMMITTEE (as defined in Paragraph I.L.)

By:	/s/ Ronald E. Reinsel

Name:	Ronald E. Reinsel

Title:	Attorney

Date:	01/28/2010

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FOR THE CLAIMANTS’ REPRESENTATIVES (as defined in Paragraph I.K.)

By:	/s/ Perry Weitz

Name:	Perry Weitz

Title:

Date:	01/29/2010

By:	/s/ Joseph F. Rice

Name:	Joseph F. Rice

Title:

Date:

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CONSENTED TO BY THE FUTURES REPRESENTATIVE (as defined in Paragraph I.V.)

By:	/s/ R. Scott Williams

Name:	R. Scott Williams

Title:	FCR

Date:	01/28/2010

CONSENTED TO BY AMERICAN BILTRITE INC. FOR ITSELF AND ITS OFFICERS AND DIRECTORS IN THEIR CAPACITIES AS SUCH

By:	/s/ Richard G. Marcus

Name:	Richard G. Marcus

Title:	President and Chief Operating Officer

Date:	01/27/2010

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Exhibit 1

TIG Party	Issuing Insurer	Policy Number	Policy Period
TIG	International Surplus Lines Insurance Company	XSI10017	1/1/1985	1/1/1986
	International Surplus Lines Insurance Company	XSI10018	1/1/1985	1/1/1986
U.S. FIRE	United States Fire Insurance Company	349001829	1/1/1985	1/1/1986
	United States Fire Insurance Company	H02317	1/1/1985	1/1/1986

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Exhibit 2

UNITED STATES DISTRICT COURT DISTRICT OF NEW JERSEY
In re: CONGOLEUM CORPORATION, et al., Debtors.	Case No. 09-04371 (JAP) Chapter 11 Case No. 03-51524 Jointly Administered

ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG
PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES
FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER
ENCUMBRANCES

The Findings of Fact and Conclusions of Law set forth on the following pages, numbered three (3) through thirteen (13), are hereby APPROVED AND ENTERED, and the Relief set forth on the following pages, numbered thirteen (13) through twenty-two (22) is hereby GRANTED AND ORDERED.

DATED: _______________	_____________________________________
Honorable Joel Pisano
United States District Judge

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Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

Upon the motion, dated ______, 2010 (the “Motion”)1, of the above-captioned debtors and debtors-in-possession (the “Debtors”) for an order pursuant to sections 105(a) and 363 of title 11 of the United States Code (the “Bankruptcy Code”) and rules 2002, 6004 and 9019 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) (i) authorizing the Debtors to enter into a compromise and settlement with the TIG Parties pursuant to which (among other things) the Congoleum Parties, on behalf of themselves, the Congoleum-Related Parties and Debtors’ bankruptcy estates, will provide the TIG-Related Parties general releases, as set forth in the Settlement Agreement (the “Agreement,” a copy of which is attached as Exhibit 1); (ii) authorizing the sale of the Subject Policies to the TIG Parties pursuant to the terms and conditions of the Agreement, free and clear of all Interests; (iii) approving the Agreement in all respects; and (iv) enjoining Claims against the TIG-Related Parties, the Congoleum-Related Parties, the Committee, the Claimants’ Representatives and the Trust as described in Paragraphs 8 and 9

1/           Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement (as defined herein).

2

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Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

below (the “Injunctions”).  The appearances of all interested parties and all responses and objections to the Motion, if any, have been duly noted in the record of the hearing held on __________, 2010 (the “Hearing”).  Upon the record of the Hearing, the Motion, said responses and objections, if any, and after due deliberation and sufficient cause appearing therefore, the Court hereby makes the following:
FINDINGS OF FACT AND CONCLUSIONS OF LAW:2
Jurisdiction, Final Order and Statutory Predicates
A.           The Court has jurisdiction over the Motion and relief requested therein, including responses and objections thereto, if any, pursuant to 28 U.S.C. §§ 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (N), and (O).  Venue of these cases and the Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409.

2           The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.  To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such.  To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

3

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Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

B.           This Order constitutes a final and immediately appealable order within the meaning of 28 U.S.C. § 158(a).
C.           The statutory predicates for the relief sought in the Motion are sections 105(a) and 363 of the Bankruptcy Code and Bankruptcy Rules 6004 and 9019.

Retention of Jurisdiction

D.           It is necessary and appropriate for the Court to retain jurisdiction to, among other things, interpret and enforce the terms and provisions of this Order and the Agreement, and to adjudicate, if necessary, any and all disputes arising under or relating in any way to, or affecting, any of the transactions contemplated under the Agreement.

Notice of the Motion

E.           The Debtors have provided due and adequate notice of the Motion, the Hearing, the Agreement and the subject matter thereof to all parties in interest

4

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Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

pursuant to Bankruptcy Rules 2002 and 6004.  Such notice was good and sufficient under the particular circumstances, and no further notice is necessary.  Without limiting the generality of the foregoing, adequate notice of the Motion, the Hearing and the Agreement has been provided, and a reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded, to all parties in interest, including without limitation (i) the Asbestos Claimants’ Committee appointed in the Bankruptcy Case (the “Committee”); (ii) the Futures Representative appointed in the Bankruptcy Case; (iii) all known Asbestos Plaintiffs including (a) all claimants or counsel for claimants who have voted on any proposed plan of reorganization submitted by the Debtors, and (b) all such claimants who are known to the Debtors through participation in the Bankruptcy Case, the filing of a pre-petition lawsuit, or otherwise; (iv) the Claimants’ Counsel (as defined in the Plan); (v) the Collateral Trustee (as defined in the Plan) of the Congoleum Collateral Trust; (vi) all existing or former parties in the Coverage Action; (vii) all other entities known by the Congoleum Parties to have provided general liability insurance to the Congoleum-Related Parties prior to 1990; (viii) all

5

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Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

other Insureds known to the Congoleum Parties; (ix) the United States Trustee; and (x) all other Persons or entities that, as of the date the Motion was filed, had filed a notice of appearance and demand for service of papers in the Bankruptcy Case or were otherwise listed on the master service list maintained by the Debtors in the Bankruptcy Case.  In addition, to ensure the broadest notice possible, Debtors published notice, at the TIG Parties’ expense, of the Motion and the Hearing in the national edition of the USA Today on ------------, 2010.

Sound Business Judgment and Reasonableness

F.           The relief requested in the Motion is in the best interests of the Debtors’ bankruptcy estates, their creditors, Asbestos Plaintiffs and other parties-in-interest.  The Debtors have demonstrated good, sufficient and sound business purposes and justifications for the relief requested in the Motion and the approval of the transactions contemplated thereby.
G.           The Agreement, including without limitation the sale of the Subject Policies free and clear of any and all Interests, is fair and reasonable and in the best interests of the Debtors and their bankruptcy estates.  The Settlement Amount

6

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Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

represents fair and reasonable consideration for the sale of the Subject Policies, the release of Claims and the other provisions as set forth in the Agreement.  The Agreement is also in the bests interests of the Asbestos Plaintiffs and other parties in interest because if the Plan is confirmed, it is contemplated that the proceeds of the sale will be paid to the Trust established pursuant to the Plan to pay Plan Trust Asbestos Claims (as defined in the Plan).
H.           The Debtors have demonstrated that the probability of success for the Debtors in litigation over the matters resolved by the Agreement, including without limitation the Coverage Disputes, is uncertain; that the litigation of the matters resolved by the Agreement would be complex and costly to the Debtors’ bankruptcy estates; and that the entry into the Agreement is necessary and appropriate to assist the Debtors’ reorganization, is consistent with the reasonable range of potential litigation outcomes, and is in the best interests of the Debtors, their bankruptcy estates, and the Debtors’ creditors, including without limitation, the Asbestos Plaintiffs, and all parties in interest because, among other reasons, the

7

TIG Settlement

Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

Agreement contemplates the payment of the Settlement Amount to the Trust provided that a Plan providing for the creation of such a Trust is confirmed.

Good Faith of Purchaser of Subject Policies

I.           The Agreement was negotiated and proposed, and has been entered into by the Parties, in good faith, from arms’-length bargaining positions, and without fraud or collusion.  Each Party to the Agreement was represented by counsel.  The sale consideration to be realized by the Debtors’ bankruptcy estates pursuant to the Agreement is fair and reasonable.  The TIG Parties are good faith purchasers of the Subject Policies for value within the meaning of section 363(m) of the Bankruptcy Code and are entitled to the protection thereof.  Neither the Congoleum Parties nor the TIG Parties, nor any of their representatives, have engaged in any conduct that would (i) cause or permit the Agreement, or the sale of the Subject Policies contemplated therein, to be avoided under section 363(n) of the Bankruptcy Code, (ii) cause or permit any amounts, costs, attorneys’ fees, expenses or punitive damages to be recovered under section 363(n) of the Bankruptcy Code, or (iii) prevent the application of section 363(m) of the Bankruptcy Code.

8

TIG Settlement

Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

Satisfaction of Section 363(f) Requirements
J.           The Congoleum Parties may sell the Subject Policies free and clear of Interests under section 363(f) of the Bankruptcy Code because one or more of the criteria set forth in sections 363(f)(1)-(5) of the Bankruptcy Code have been satisfied.  Without limiting the generality of the foregoing, those holders of Interests against any of the Subject Policies who did not object, or who withdrew their objections, to the Motion or the relief requested therein are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code; any such Interest is in bona fide dispute under section 363(f)(4); and each holder of an Interest in the Subject Policies can be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such Interest as contemplated by section 363(f)(5) of the Bankruptcy Code.
K.           To the extent any Person has an Interest in the Subject Policies, such Interest is adequately protected as required by section 363(e) of the Bankruptcy Code by the attachment of such Interest to the proceeds of sale paid by the TIG Parties pursuant to Paragraph 7 of this Order.

9

TIG Settlement

Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

No Successor Liability
L.           The transfer pursuant to the Agreement of the Subject Policies does not and will not subject or expose the TIG-Related Parties to any liability, Claim, cause of action or remedy by reason of such transfer under (a) the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based on, in whole or in part, directly or indirectly, including, without limitation, any theory of tort, creditors’ rights, equity, antitrust, environmental, successor or transferee liability, labor law, de facto merger, or substantial continuity, or (b) any employment contract, understanding or agreement, including, without limitation, collective bargaining agreements, employee pension plans, or employee welfare or benefit plans.
M.           The TIG Parties are not assuming any of the Debtors’ obligations to their employees (including, without limitation, any obligations under the Debtors’ bankruptcy estates’ collective bargaining agreements, if any) by reason of the purchase of the Subject Policies under the Agreement.

10

TIG Settlement

Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

N.           No common identity of officers or directors exists between the TIG Parties and the bankruptcy estates or Debtors.
O.           The TIG Parties are purchasing the Subject Policies pursuant to the Agreement and this Order.  The TIG Parties are not purchasing any other assets of the Debtors’ bankruptcy estates.  The TIG Parties shall not have any responsibility or liability with respect to any of the bankruptcy estates’ other assets or for any liability of, or Claims against, the Debtors.
P.           A sale of the Subject Policies other than one free and clear of Interests, if possible at all, would impact adversely on the Debtors’ bankruptcy estates and would be of substantially less benefit to the Debtors, the creditors and the estates.  The TIG Parties would not purchase the Subject Policies, and pay the Settlement Amount, were the sale not free and clear of all Interests.

Supplemental Injunction

Q.           Issuing a supplemental injunction under section 105(a) of the Bankruptcy Code is essential to give effect to the sale of the Subject Policies to the TIG Parties free and clear of Interests pursuant to section 363(f) of the Bankruptcy

11

TIG Settlement

Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

Code.  The Injunctions as set forth in Paragraphs 8 and 9 below are a necessary prerequisite for the Debtors and the TIG Parties agreeing to the terms and conditions of the Agreement, and the Debtors and the TIG Parties will not consummate the sale of the Subject Policies in the absence of such supplemental injunctions from this Court.
R.           To the extent they have any Interest in the Subject Policies, the holders of present and future Claims are adequately protected in that they will, subject to the terms of a confirmed Plan, have the right to pursue their Claims against the proceeds of the sale of the Subject Policies with the same validity and priority as against the Subject Policies and subject to the terms and conditions of the Plan.  Moreover, the Interests, if any, of any other insurer is adequately protected because the Agreement provides that the Congoleum Parties shall reduce any judgment, Claim against, or settlement with, any such insurer to the extent necessary to eliminate any such insurer’s Claim for contribution, subrogation, indemnification or similar Claim (as provided in the Agreement) against any TIG-Related Party.

12

TIG Settlement

Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

For all of the foregoing and after due deliberation, IT IS ORDERED, ADJUDGED, AND DECREED THAT:
1.           The Motion is GRANTED and APPROVED in all respects.
2.           For the reasons set forth herein and on the record at the Hearing, all objections to the Motion and the relief requested therein and/or granted in this Order that have not been withdrawn, waived, or settled, and all reservations of rights included in such objections, are overruled on the merits.
3.           Pursuant to and to the fullest extent permitted by section 363(b) of the Bankruptcy Code, the Congoleum Parties are authorized and directed to enter into and consummate the Agreement, including without limitation, to sell, transfer and convey the Subject Policies to the TIG Parties in accordance with the terms and subject only to the conditions specified herein and in the Agreement.  The Congoleum Parties and the TIG Parties are each hereby authorized to take all actions and execute all documents and instruments that the Congoleum Parties and the TIG Parties deem necessary or appropriate to implement and effectuate the transactions contemplated by the Agreement.

13

TIG Settlement

Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

4.           The terms of the Agreement (including without limitation the releases set forth in Section V) are approved in their entirety, and this Order and the Agreement in accordance with its terms shall be binding upon the Congoleum Parties, their bankruptcy estates and all of their creditors and shareholders, the TIG Parties, all Persons holding Interests in the Subject Policies or Claims against the Congoleum Parties or the Debtors’ bankruptcy estates (including without limitation all holders of Asbestos-Released Claims against the Congoleum Parties), the Futures Representative and each of the Persons whose interests he represents, the Committee, the Collateral Trustee, the Congoleum Collateral Trust, the Claimants’ Representatives, the Congoleum Parties’ insurers other than the TIG Parties, any Insureds (in addition to the Congoleum Parties), all other parties in interest, and upon the effective date of any Plan, the Trust, and each of the foregoing entities’ successors and assigns.  The sale of the Subject Policies by the Congoleum Parties to the TIG Parties, effective upon the Approval Date (but subject to payment of the Settlement Amount under the Agreement), shall constitute a legal, valid, and effective transfer of the Subject Policies and shall vest the TIG Parties with all such right, title, and interest in and to the Subject Policies free and clear of all Interests pursuant to section 363(f) of the Bankruptcy Code to the fullest extent permitted by law.

14

TIG Settlement

Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

5.           The TIG Parties shall pay the Settlement Amount as provided in the Agreement.
6.           The sale of the Subject Policies to the TIG Parties under the Agreement constitutes a transfer for reasonably equivalent value and fair consideration under section 548 of the Bankruptcy Code and comparable provisions of non-bankruptcy law.
7.           Pursuant to and to the fullest extent permitted by sections 105(a) and 363(f) of the Bankruptcy Code and subject to the consummation, as of the Approval Date (but subject to payment of the Settlement Amount under the Agreement), of the sale of the Subject Policies as provided under the Agreement, the Subject Policies shall be and hereby are transferred to the TIG Parties, free and clear of any and all Interests of all Persons in, to and with respect to the Subject Policies, including without limitation any and all Claims for contribution, indemnity or other liability under, in connection with or relating to the Subject Policies against any of

15

TIG Settlement

Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

the TIG-Related Parties (including without limitation any Direct-Action Claims), whether arising prior to, during, or subsequent to the Bankruptcy Case or imposed by agreement, understanding, law, equity or otherwise.  Any and all such Interests shall attach to the proceeds of sale with the same validity, priority, force, and effect as such Interest holders had in the Subject Policies, subject to the terms and conditions of any Plan confirmed for the Debtors, and such Claims and Interests shall be channeled to the Settlement Amount.
8.           Pursuant to and to the fullest extent permitted by sections 105(a) and 363 of the Bankruptcy Code and subject to the consummation, as of the Approval Date (but subject to payment of the Settlement Amount under the Agreement), of the sale of the Subject Policies as provided under the Agreement, all Persons that have held or asserted, that hold or assert, or that may in the future hold or assert any Claim or Interest of any kind or nature against or in any of the Debtors’ bankruptcy estates, the Congoleum-Related Parties, the Subject Policies, or the TIG-Related Parties based upon, arising out of, derived from or attributable in any way (a) to the Subject Policies or (b) to any matters or claims that fall within the

16

TIG Settlement

Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

scope of the releases set forth in Section V of the Agreement (including, but not limited to, any Asbestos-Released Claim, any Extra-Contractual Claim, any Insurance Coverage Claim or any Direct-Action Claim), whenever or wherever arising or asserted (including all thereof in the nature of or sounding in tort, contract, warranty or any other theory of law, equity or admiralty), shall be and hereby are barred, estopped and permanently enjoined from asserting any such Claims or Interests against any of the TIG-Related Parties or against the Subject Policies and from continuing, commencing, or otherwise proceeding or taking any action against the TIG-Related Parties to enforce such Interests or Claims or for the purpose of directly or indirectly collecting, recovering or receiving payments from any TIG-Related Party to recover with respect to any such Claim or Interest.
9.           Pursuant to and to the fullest extent permitted by section 105(a) of the Bankruptcy Code and subject to the consummation, as of the Approval Date (but subject to payment of the Settlement Amount under the Agreement), of the sale of the Subject Policies as provided under the Agreement, all Persons that have held or asserted, that hold or assert, or that may in the future hold or assert any Claim or

17

TIG Settlement

Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

Interest of any kind or nature against or in any of the Debtors’ bankruptcy estates, the Congoleum-Related Parties, the Subject Policies, or the TIG-Related Parties based upon, arising out of, derived from or attributable in any way to the sale of the Subject Policies and/or the termination of policy rights and releases related thereto provided in the Agreement, whenever or wherever arising or asserted (including all thereof in the nature of or sounding in tort, contract, warranty or any other theory of law, equity or admiralty), shall be and hereby are enjoined from asserting any such Claims or Interests against any of the Congoleum-Related Parties, the Committee, the Claimants’ Representatives or the Trust to enforce such Interests or Claims or for the purpose of directly or indirectly collecting, recovering or receiving payments from any Congoleum-Related Party, the Committee, the Claimants’ Representatives or the Trust to recover with respect to any such Claim or Interest, and any such Claims or Interests shall be channeled to the Settlement Amount, which shall constitute the sole recourse for any such Claim or Interest.

18

TIG Settlement

Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

10.           This Approval Order and the Agreement provide that TIG is severally responsible only for the TIG Settlement Share and that U.S. Fire is severally responsible only for the U.S. Fire Settlement Share.  By the same token, the benefits conferred upon the TIG Parties by this Order and the Agreement shall be treated as several and shall be construed for all purposes to apply separately to TIG and the TIG-Related Parties, on the one hand, and to U.S. Fire and the U.S. Fire-Related Parties, on the other hand, so that in the event that one of the TIG Parties is in compliance and the other is not, the non-complying TIG Party shall not be entitled to benefit from the other TIG Party’s compliance.
11.           The TIG Parties are not, and shall not be deemed to be, successors to the Congoleum Parties or the Debtors’ bankruptcy estates by reason of any theory of law or equity or as a result of the consummation of the transactions contemplated in the Agreement or otherwise.  The TIG Parties shall not assume any liabilities of the Congoleum Parties or the bankruptcy estates.
12.           Nothing in this Approval Order or the Agreement shall affect, impair, change, modify, release, waive, channel, enjoin or transfer ABI’s rights or Claims

19

TIG Settlement

Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

arising under (a) any policy issued to or insuring ABI prior to February 28, 1993 (or ABI’s rights or the insurer’s obligations thereunder), except to the extent of ABI’s release of rights or Interests, if any, under Policies listed in Exhibit 1 of the Agreement or any other policies that were issued to any of the Congoleum Parties or their predecessors in interest prior to February 28, 1993 and that otherwise fall within the definition of Subject Policies; (b) any policy issued to or insuring ABI on or after February 28, 1993 (or ABI’s rights or the insurer’s obligations thereunder); or (c) any settlement or coverage-in-place agreement applicable to (a) or (b) to which ABI is a signatory.
13.           The transactions contemplated by the Agreement, including without limitation the sale of the Subject Policies to the TIG Parties free and clear of all Interests, are undertaken by the TIG Parties in good faith, as that term is used in section 363(m) of the Bankruptcy Code.  Accordingly, the reversal or modification on appeal of the authorization to consummate the sale of the Subject Policies and the transactions contemplated by the Agreement shall not affect the validity of the sale of the Subject Policies to the TIG Parties, unless such authorization is duly stayed

20

TIG Settlement

Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

pending such appeal.  The TIG Parties are purchasers in good faith of the Subject Policies and shall be entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.
14.           Pursuant to Bankruptcy Rule 9019, the settlement and mutual release of Claims as set forth in the Agreement are hereby approved as of the Execution Date of the Agreement.  This Order shall be effective and enforceable immediately upon entry and its provisions shall be self-executing and shall not be stayed under Bankruptcy Rule 6004(g).
15.           All obligations of the Debtors under the Agreement shall be deemed administrative expenses of the Debtors’ bankruptcy estates under sections 503(b) and 507(a)(1) of the Bankruptcy Code.
16.           The failure specifically to include any particular provision of the Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court and the effect of this Order that the Agreement be and hereby is authorized and approved in its entirety.

21

TIG Settlement

Debtors:	Congoleum Corporation, et al.
Case No.:	09-04371 (JAP)/Chapter 11 No. 03-51524 (Jointly Administered)
Caption of Order:	ORDER APPROVING SETTLEMENT AGREEMENT WITH THE TIG PARTIES AND AUTHORIZING THE SALE OF INSURANCE POLICIES FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND OTHER ENCUMBRANCES

17.           This Court shall retain jurisdiction to interpret and enforce the provisions of this Order and the Agreement in all respects, and to adjudicate, if necessary, any and all disputes arising under or relating in any way to, or affecting, any of the transactions contemplated under the Agreement.  Such jurisdiction shall be retained even if a Plan is confirmed and/or the Bankruptcy Case is closed, and the Bankruptcy Case may be reopened for such purpose.
18.           Each and every federal, state, and local governmental agency or department is hereby directed to accept this Order and the Agreement approved herein in lieu of any document necessary to consummate the transactions contemplated by the Agreement and this Order.
19.           The provisions of this Order are nonseverable and mutually dependent.

22

TIG Settlement

Exhibit 3*

TIG Insurance Company
International Insurance Company (only to the extent of liabilities under insurance policies previously retained/assumed by TIG)
International Surplus Lines Insurance Company (only to the extent of liabilities under insurance policies previously retained/assumed by TIG)
TIG Specialty Insurance Company
TIG Indemnity Company
TIG Insurance Company of Michigan
Industrial Indemnity Company (only to the extent of liabilities under insurance policies previously retained/assumed by TIG)
Westchester Fire Insurance Company (only to the extent of liabilities under insurance policies previously retained/assumed by TIG)
nSpire Re Limited
Odyssey Re
Ranger Insurance Company
Fairmont Insurance Company
Fairmont Premier Insurance Company
Fairmont Specialty Insurance Company
Clearwater Insurance Company
Hudson Specialty Insurance Company
Hudson Insurance Company
Old Lyme Insurance Company of Rhode Island
Commonwealth Insurance Company of America
United States Fire Insurance Company (only to the extent of liabilities under insurance policies previously retained/assumed by TIG)
The North River Insurance Company (only to the extent of liabilities under insurance policies previously retained/assumed by TIG)

* For the avoidance of doubt, a Person listed on this Exhibit 3 shall not be deemed a TIG-Related Party solely because it appears on this Exhibit 3; in order to qualify as a TIG-Related Party, a Person must independently fall within the definition of “TIG-Related Party” set forth in Paragraph I.MM of the Agreement to which this Exhibit 3 is appended.

TIG Settlement

Exhibit 4

Crum and Forster Insurance Company
Crum and Forster Indemnity Company
Crum and Forster Specialty Insurance Company
United States Fire Insurance Company (only to the extent of liabilities under insurance policies previously retained/assumed by U.S. Fire)
The North River Insurance Company (only to the extent of liabilities under insurance policies previously retained/assumed by U.S. Fire)
Industrial Indemnity Company (only to the extent of liabilities under insurance policies previously retained/assumed by U.S. Fire)
Westchester Fire Insurance Company (only to the extent of liabilities under insurance policies previously retained/assumed by U.S. Fire)
Commonwealth Lloyds
Crum and Forster Underwriters of Ohio
Seneca Insurance Company
International Marine Underwriters
Viking Insurance Company
International Insurance Company (only to the extent of liabilities under insurance policies previously retained/assumed by U.S. Fire)